UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2009

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

_________________________________________________

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2009, Wayne L. Badovinus, CEO, President and a director of Mannatech, Incorporated (the “Company”), notified the Company of his resignation from the Company effective January 1, 2010. Mr. Badovinus’ resignation did not arise from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Badovinus does not serve on any committees of the Company’s board of directors. A copy of Mr. Badovinus’ resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s board of directors has created a new Senior Executive Office comprised of the Company’s Chief Financial Officer Steve Fenstermacher and Chief Science Officer Dr. Rob Sinnott as co-CEOs and Randy Bancino, senior president, as president of global business operations and expansion. Top management responsibilities will be shared between these three officers to better serve the Company’s global independent sales Associates while enhancing the Company’s focus on its strategic objections.

A copy of the Company’s press release announcing Mr. Badovinus’ resignation and the creation of the Senior Executive Office is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1*	Resignation Letter of Wayne L. Badovinus dated November 30, 2009.
99.2*	Press Release dated December 3, 2009 entitled “Mannatech Appoints Company Veterans as Co-CEOs.”

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: December 4, 2009	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Resignation Letter of Wayne L. Badovinus dated November 30, 2009.
99.2*	Press Release dated December 3, 2009 entitled “Mannatech Appoints Company Veterans as Co-CEOs.”

*Filed herewith.